Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Merchants Bancorp of our reports dated February 28, 2025, with respect to the consolidated financial statements of Merchants Bancorp and the effectiveness of internal control over financial reporting, included in the Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Forvis Mazars, LLP

Indianapolis, Indiana

May 23, 2025